SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                               ------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) January 28, 2000


                         Connecticut Energy Corporation
               (Exact Name of Registrant as Specified in Charter)


        Connecticut                   1-8369            06-0869582
(State or Other Jurisdiction        (Commission       (IRS Employer
     of Incorporation)              File Number)      Identification No.)


 855 Main Street, Bridgeport, Connecticut                  06604
 (Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number, including area code  (800) 760-7776


                                      None
          (Former Name or Former Address, if Changed Since Last Report)




         Connecticut   Energy   Corporation  and  its   subsidiaries  and  their
representatives may, from time to time, make written or oral statements, including statements contained in the Company's filings with the Securities and Exchange Commission and in its annual report to shareholders, including its Form 10-K for the fiscal year ended September 30, 1999, which constitute or contain "forward-looking" information as that term is defined in the Private Securities Litigation Reform Act of 1995.

         All statements other than the financial statements and other statements of historical facts included in this Form 8-K regarding the Company's financial position and strategic initiatives and addressing industry developments are forward-looking statements. Where, in any forward-looking statement, the Company, or its management, expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. Factors which could cause actual results to differ materially from those stated in the forward-looking statements may include, but are not limited to, general and specific economic, financial and business conditions; federal and state regulatory, legislative and judicial developments which affect the Company or significant groups of its customers; the impact of competition on the Company's revenues; fluctuations in weather from normal levels; changes in development and operating costs; the availability and cost of natural gas; the availability and terms of capital; exposure to environmental liabilities; the costs and effects of unanticipated legal proceedings; the successful implementation and achievement of internal performance goals; the impact of unusual items resulting from ongoing evaluations of business strategies and asset valuations; and changes in business strategy.

Item 5.  Other Events

A. On January 31, 2000, Connecticut Energy Corporation issued the following press release:

                   DPUC Approves Revenue Increase for Southern

Bridgeport, Connecticut, January 31, 2000---The Connecticut Department of Public Utility Control (DPUC) on January 28, 2000 issued its final decision, approving a $502,000 annual revenue increase for The Southern Connecticut Gas Company. This amounts to approximately a .2% increase over current rates for firm sales customers.

The rate increase will be effective for sales on and after February 1, 2000.

"We appreciate that the Commission took into account much of the information we provided in our written Exceptions and oral arguments, and revised its draft decision. We are disappointed that additional revisions were not made," said Romilda Anderson., Southern's Director Public Affairs. "We will continue our review of the decision to determine how best to address these issues. We will be working to revise our performance based ratemaking plan to meet the Commission's concerns."

"It is especially important that the Commission treated most of our deferred expenses, which are a major portion of our rate request, as requested," said Anderson. "The decision allows the gradual recovery of expenses that the Company has incurred for state-mandated programs, but for which it has not yet collected from customers. These state-mandated programs include the Three Way Payment Plan for hardship assistance, economic development expenses and for state-mandated conservation expenses."

"We will continue our efforts to optimize efficiencies and continue to provide excellent service to our customers."

         Southern Connecticut Gas Company is the principal subsidiary of Connecticut Energy Corporation. Southern distributes natural gas to approximately 160,000 customers in 22 Connecticut communities. Through Connecticut Energy's subsidiary, CNE Energy Services Group, Inc., the Company also provides an array of energy commodities and services to commercial and industrial customers throughout New England and parts of New York. CNE Development Corporation participates in bulk purchases and storage of natural gas, and CNE Venture-Tech invests in ventures that offer technologically advanced energy-related products. Further information on the Company is available at www.ConnEnergy.com.

         In December 1999, Connecticut Energy Corporation received the approval from the Connecticut DPUC to merge with Energy East Corporation. Connecticut Energy had announced the merger agreement last April, and shareholders approved the merger in September.

         Energy East Corporation [NYSE: NEG] is a super-regional energy services and delivery company in the Northeast. Energy East is a leader in promoting competition and is committed to profitably growing its energy infrastructure. Upon completion of its mergers with Connecticut Energy Corporation [NYSE: CNE], CMP Group [NYSE: CTP], CTG Resources [NYSE: CTG] and Berkshire Energy Resources [NASD: BERK] - and including its current energy delivery subsidiary, NYSEG - Energy East will serve 2 million customers (1.4 million electricity and 600,000 natural gas) in upstate New York and New England.

         This press release contains forward-looking statements about the projected financial performance of Connecticut Energy Corporation. While the Company believes such statements to be reasonable at the date of this press release and makes them in good faith, Connecticut Energy cautions that they may vary from actual results. Investors should be aware of important factors that could have a material impact on future results, such as the availability and terms of capital; competition for energy services; actions by federal and state regulatory authorities; legislative and judicial developments which affect the Company or significant groups of its customers; and other uncertainties.




                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CONNECTICUT ENERGY CORPORATION
                                                (Registrant)



Date:  February 3, 2000               By: /s/ Carol A. Forest
                                              Carol A. Forest
                                      Vice President, Finance, Chief Financial
                                      Officer, Treasurer and Assistant Secretary